Exhibit 99.1

Media Contacts:
Mary Eshet 704.383.7777
Christy Phillips 704.383.8178
Investor Contacts:
Alice Lehman 704.374.4139
Ellen Taylor 704.383.1381
Press Release Monday, Sept. 12, 2005
WACHOVIA CORPORATION TO ACQUIRE WESTCORP AND
WFS FINANCIAL INC IN $3.91 BILLION TRANSACTION
Creates nation’s ninth largest auto loan originator and provides small presence in
California retail banking market
CHARLOTTE, N.C. – Wachovia Corp. (NYSE: WB) today agreed to purchase Irvine, California-based Westcorp (NYSE: WES) for $3.42 billion to expand its auto finance group into a national business with offices in 47 states. Westcorp owns 84 percent of WFS Financial Inc (NASDAQ: WFSI). Wachovia also will acquire for $490 million the 16 percent of WFS Financial held by the public.
The transaction will more than double the size of Wachovia’s dealer financial services business, making it the nation’s ninth largest auto loan originator. As a result of this transaction, Wachovia will add about 8,500 automobile dealer clients, approximately 920,000 individual customers and 19 retail banking offices in Southern California.
“This transaction moves our auto finance business to a new level and gives us access to a new set of customers who can benefit from Wachovia’s broad offering of financial services,” said Ben Jenkins, president of Wachovia’s General Bank. “Westcorp and WFS Financial have demonstrated a strong track record of growing revenue and earnings through all economic cycles. Our companies share the same strong commitment to customer service and delivering superior products to auto finance customers.”
The combined auto finance business will be based in Irvine and run by WFS Financial’s President and Chief Executive Officer, Thomas Wolfe, who will report to Carlos Evans, head of Wachovia’s Wholesale Banking. Following completion of the merger, David Stevens, who runs Wachovia’s Dealer Financial Services unit, will become head of East Coast operations, overseeing national wholesale lending, specialized lending and the Dealer Service Center in Greenville, N.C. Bill Katafias, National Production Manager of WFS Financial, will become head of West Coast operations and National Retail Sales Executive, overseeing retail production. Both Stevens and Katafias will report to Wolfe.
“Joining forces with Wachovia will benefit both our customers and our shareholders,” said Ernest S. Rady, chairman of Westcorp. Rady will serve as chairman of Wachovia’s dealer financial services business and chairman of California banking operations, reporting to Jenkins. “Together we’ll have more to offer clients and a broader financial base on which to grow. I am very pleased to be joining Westcorp with Wachovia and believe our combined growth prospects will outpace the industry.”

Wachovia expects the purchase to close in the first quarter of 2006. Under the terms of the merger agreement, Westcorp shareholders will receive 1.2749 shares of Wachovia common stock in exchange for each share of Westcorp common stock. Additionally, WFS Financial’s public shareholders will receive 1.4661 shares of Wachovia common stock in exchange for each share of WFS Financial common stock. The transaction is expected to produce an internal rate of return in excess of 15 percent and to be accretive to GAAP earnings in the second year, exceeding Wachovia’s stated acquisition criteria.
In connection with the merger agreement, Rady agreed to vote Westcorp shares, representing approximately 40 percent ownership of Westcorp, in favor of the proposed transaction. Rady started Westcorp in 1972.
In connection with the execution of the merger agreement with Wachovia, the agreement and plan of merger and reorganization entered into as of May 23, 2004, among Westcorp, WFS Financial and Western Financial Bank, which contemplated the merger of WFS Financial with and into Western Financial Bank, was terminated.
About Westcorp, WFS Financial and Western Financial Bank
Westcorp is a financial services holding company whose principal subsidiaries are WFS Financial Inc and Western Financial Bank. Westcorp is a publicly owned company whose common stock is traded on the New York Stock Exchange under the symbol WES. Information about Westcorp can be found at its Web site at http://www.westcorpinc.com
Westcorp, through its subsidiary WFS Financial, is one of the nation’s largest independent automobile finance companies. WFS Financial specializes in originating, securitizing and servicing new and pre-owned prime and non-prime credit quality automobile contracts through its nationwide relationships with automobile dealers. WFS Financial is a publicly owned company whose common stock is traded on the Nasdaq Stock Market under the symbol WFSI. Information about WFS Financial can be found at its Web site at http://www.wfsfinancial.com.
Westcorp, through its subsidiary Western Financial Bank, operates retail bank branches and provides commercial banking services in Southern California. Information on the products and services offered by the bank can be found at its Web site at http://www.wfb.com.
About Wachovia
Wachovia (NYSE: WB) is one of the largest providers of financial services to retail, brokerage and corporate customers, with retail operations from Connecticut to Florida and west to Texas, and retail brokerage operations nationwide. Wachovia had assets of $511.8 billion, market capitalization of $78.2 billion and stockholders’ equity of $47.9 billion at June 30, 2005. Its four core businesses, the General Bank, Capital Management, Wealth Management, and the Corporate and Investment Bank, serve 13 million household and business relationships primarily through 3,126 offices in 15 states and Washington, D.C. Its full-service retail brokerage firm, Wachovia Securities, LLC, also serves clients through 699 offices in 49 states and five Latin American countries. Its Corporate and Investment Bank serves clients primarily in 10 key industry sectors nationwide. Global services are offered through 33 international offices. Online banking and brokerage products and services also are available through www.Wachovia.com.

Announcement Conference Call
Wachovia General Bank President Ben Jenkins will provide details on a conference call and audio webcast beginning at 9 a.m. Eastern Daylight Savings Time today. Jenkins will be joined by Wachovia Chief Risk Officer Don Truslow and Treasurer Tom Wurtz. WFS Financial CEO Tom Wolfe also will participate in the call.
Webcast Instructions: To gain access to the webcast, which will be “listen-only,” go to Wachovia.com/investor and click on the webcast link. In order to listen to the webcast, you will need to download either Real Player or Media Player.
Teleconference Instructions: The telephone number for the conference call is 1-888-357-9787 for U.S. callers or 1-706-679-7342 for international callers. You will be asked to tell the answering coordinator your name and the name of your firm. Mention the conference Access Code: 9489475.
Replay: Monday, September 12, at about 11 a.m. EDT and continuing through 5 p.m. EDT Wednesday, October 12. Replay telephone number is 1-706-645-9291; access code 9489475.
Forward-Looking Statements
This news release contains, and the webcast discussed above will contain, certain forward-looking statements, including, without limitation, (i) statements relating to the benefits of the proposed merger between Wachovia and Westcorp (the “Westcorp Merger”) and Wachovia’s acquisition, by merger, of the 16% interest in WFS Financial held by the public (the “WFS Financial Merger” and, together with the Westcorp Merger, the “Mergers”), including future financial and operating results, cost savings, enhanced revenues and the accretion to reported earnings that may be realized from the Mergers, (ii) statements regarding certain of Wachovia’s, Westcorp’s and/or WFS Financial’s goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (iii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan” or similar expressions. These statements are based upon the current beliefs and expectations of Wachovia’s, Westcorp’s and WFS Financial’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.
The following factors, among others, could cause actual results to differ materially from that expressed in such forward-looking statements: (1) the risk that the businesses of Wachovia, Westcorp and WFS Financial in connection with the Mergers will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the Mergers may not be fully realized or realized within the expected time frame; (3) revenues following the Mergers may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the Mergers, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the ability to obtain governmental approvals of the Mergers on the proposed terms and schedule; (6) the failure of Westcorp’s and WFS Financial’s shareholders to approve the Westcorp Merger and the WFS Financial Merger, respectively; (7) the strength of the United States economy in general and the strength of the local economies in which Wachovia, Westcorp and/or WFS Financial conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia’s, Westcorp’s and/or WFS Financial’s loan portfolio and allowance for loan losses; (8) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (9) potential or actual litigation; (10) inflation, interest rate, market and monetary fluctuations; and (11) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia’s capital markets and capital management activities, including, without limitation, Wachovia’s mergers and acquisition advisory business, equity and debt underwriting activities, private equity investment activities, derivative securities activities, investment and wealth management advisory businesses, and brokerage activities. Additional factors that could cause Wachovia’s, Westcorp’s and WFS Financial’s results to differ materially from those described in the forward-looking statements can be found in Wachovia’s, Westcorp’s and WFS Financial’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. All subsequent written and oral forward-looking statements concerning the proposed Mergers or other matters and attributable to Wachovia, Westcorp or WFS Financial or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia, Westcorp and WFS Financial do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this news release.

Additional Information
The proposed Mergers will be submitted to Westcorp’s and WFS Financial’s shareholders for their consideration. Wachovia will file a registration statement, which will include a proxy statement/prospectus, Westcorp and WFS Financial will file a proxy statement, and each of Wachovia, Westcorp and WFS Financial may file other relevant documents concerning the proposed Mergers with the SEC. Shareholders are urged to read the registration statement and the proxy statement/prospectus regarding the proposed Mergers when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Wachovia, Westcorp and WFS Financial, at the SEC’s website (http://www.sec.gov). You will also be able to obtain these documents, free of charge, at Wachovia’s website (http://www.wachovia.com) under the tab “Inside Wachovia – Investor Relations” and then under the heading “Financial Reports — SEC Filings”. Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Wachovia Corporation, Investor Relations, One Wachovia Center, 301 South College Street, Charlotte, NC 28288-0206, (704)-374-6782; or to Westcorp or WFS Financial, Attn: Investor Relations, 23 Pasteur, Irvine, CA 92618, (949)-727-1002.
Wachovia, Westcorp and WFS Financial and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of Westcorp and/or WFS Financial in connection with the proposed Mergers. Information about the directors and executive officers of Wachovia is set forth in the proxy statement for Wachovia’s 2005 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 14, 2005. Information about the directors and executive officers of Westcorp is set forth in the proxy statement for Westcorp’s 2005 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 28, 2005, and information about the directors and executive officers of WFS Financial is set forth in the proxy statement for WFS Financial’s 2005 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 28, 2005. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed Mergers when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.
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